UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2013

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

(908) 864-4444

(Registrant's telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2010, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-170140) of Senesco Technologies, Inc., a Delaware corporation (the “Company”), filed on October 26, 2010 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock or warrants at an aggregate initial offering price not to exceed $25,000,000.

On January 4, 2013, the Company issued a press release announcing that it will raise approximately $3.0 million in gross proceeds, before deducting estimated offering expenses, in a registered direct offering of approximately 30,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Shares”) and five year warrants (the “Warrants”) to purchase approximately 30,000,000 shares of Common Stock with an exercise price of $0.12 per share (the shares underlying the Warrants, the “Warrant Shares”, together with the Shares and Warrants, the “Securities”) (the “Offering”). The Warrants are exercisable from the date that is one year and one day following the issuance date until the fifth anniversary of the issuance date and contain standard anti-dilution provisions and adjustment provisions in the event of stock splits, combinations, dividends, distributions or reorganizations. The Warrant Shares have not been registered on the Registration Statement and will be issued pursuant to either (i) an effective registration statement registering the Warrant Shares, or (ii) a valid exemption from registration under an applicable section of the Securities Act of 1933, as amended. Each Share, together with the Warrant, was sold at a price of $0.10 per unit.

The sale of the Shares and the Warrants is registered on the Registration Statement, the Warrant Shares are not deemed to have been offered by the Company due to the initial exercise restrictions of the Warrant and therefore the Warrant Shares are not registered on the Registration Statement. The Offering will close on or about January 8, 2013.

The Securities were offered and will be sold pursuant to a securities purchase agreement, dated January 4, 2013 (the “Securities Purchase Agreement”), among the Company and the investors set forth therein.

The Company has not engaged a placement agent in connection with the Offering, and the Company will be issuing the Securities directly to the participating investors.

The net offering proceeds to the Company from the sale of the Common Stock and Warrants, after deducting the estimated offering expenses payable by the Company of approximately $100,000, are expected to be approximately $2,900,000. Six hundred thousand dollars of the net proceeds of the offering will be used for investor relations purposes and the remainder will be used for working capital, research and development and general corporate purposes.

The Securities Purchase Agreement and the Form of Warrant used in connection with the Offering are filed as exhibits to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and the Form of Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Securities Purchase Agreement, dated as of January 4, 2013, by and among the Company and the investors set forth therein.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Senesco Technologies, Inc. dated as of January 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: January 4, 2013	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer